EXHIBIT 12.1

              CENTRAL POWER AND LIGHT COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                                $279,332

Adjustments:
  Federal income taxes                                            60,792
  Provision for deferred Federal income taxes                    (42,955)
  Deferred investment tax credits                                 (5,789)
  Other income and deductions                                     12,695
  Allowance for borrowed and equity funds
    used during construction                                       5,447
  Mirror CWIP amortization                                        47,750

        Earnings                                                $357,272


Fixed Charges:
  Interest on long-term debt                                    $117,385
  Interest on short-term debt and other                           18,487

         Fixed Charges                                          $135,872


Ratio of Earnings to Fixed Charges                                  2.63